UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 31, 2007 (January 25, 2007)

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 8, 2006, Kimball International, Inc. (the "Company") approved a plan to exit the production of wood rear projection ("PTV") cabinets and stands, which affected the Company's Juarez, Mexico operation. A Current Report on Form 8-K filed by the Company on September 13, 2006 reported the plan of exit and is incorporated herein by reference. On January 25, 2007, the Company completed the disposal of all production equipment that was located at the Juarez, Mexico facility. The equipment was sold to various unrelated individuals for $0.6 million. The exit of the production of PTV cabinets and stands will be accounted for as discontinued operations in conformity with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" for the quarter ended December 31, 2006. This Form 8-K is being filed to provide the pro forma financial information required by Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(b)    Pro forma financial information

The unaudited pro forma financial information with respect to the disposition described in Item 2.01 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)     Exhibits

99.1	Unaudited Pro Forma Consolidated Balance Sheet for the period ended September 30, 2006 to reflect disposition of assets. Unaudited Pro Forma Consolidated Statements of Income for the three months ended September 30, 2006 and the fiscal years ended June 30, 2006, June 30, 2005, and June 30, 2004 to reflect discontinued operations treatment for the exit of the production of PTV cabinets and stands.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer

Date: January 31, 2007

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Unaudited Pro Forma Financial Information